UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  October 6, 2009

YTB International, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

000-18412	20-2181181
(Commission File Number)	(IRS Employer Identification No.)

1901 East Edwardsville Road
Wood River, Illinois	62095
(Address of Principal Executive Offices)	(Zip Code)

(618) 655-9477
(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

At the meeting of the Board of Directors (the “Board”) of YTB International, Inc. (the “Company”) on October 6, 2009, the following Board and management changes became effective:

J. Scott Tomer resigned as the Chief Executive Officer of the Company.  Mr. Tomer will remain a member of the Board and was appointed to serve as the Chairman of the Board.  In addition, Mr. Tomer will continue to serve as Chief Executive Officer of the Company’s wholly-owned subsidiary, YTB Marketing, Inc. (“YTB Marketing”).

J. Lloyd “Coach” Tomer resigned as a director and as Chairman of the Board of the Company.  Coach Tomer’s resignation will allow him to continue to focus on mentoring the leaders of the Company’s sales force and to devote more time to the Company’s philanthropic division to raise funds for associations and groups.

The Board appointed Robert Van Patten, age 64, Chief Executive Officer and President of the Company, effective immediately.  As Chief Executive Officer, Mr. Van Patten will serve as the Company’s principal executive officer.  Prior to this appointment, Mr. Van Patten served in a consulting capacity to the Company for the last six months.  The Board also appointed Mr. Van Patten to serve as a member of the Board.  Mr. Van Patten brings over 25 years of senior management experience to these positions.  Since 1999, Mr. Van Patten has been the majority owner of North American Logistic Services, Inc., an organization that provides services by trans-loading commodities from one mode of transportation to another mode.  The operations of this company are exclusively provided in Canada.  Mr. Van Patten currently resides in Edwardsville, Illinois and is a graduate of DePaul University in Chicago, Illinois.

Mr. Van Patten has no family relationships with any of our directors or executive officers.  There have been no related party transactions between the Company or any subsidiary of the Company and Mr. Van Patten reportable under Item 404(a) of Regulation S-K.

The Company and Mr. Van Patten have executed an employment agreement with a term of twelve months, beginning October 6, 2009 and expiring October 4, 2010.  The Company has agreed to pay Mr. Van Patten an annual base salary of $300,000.  Mr. Van Patten will be eligible to receive an annual performance bonus equal to 2% of the Company’s annual earnings before taxes if the earnings are greater than $500,000 but less than $1.5 million, 2.25% if the earnings before taxes are greater than $1.5 million but less than $3.0 million, or 2.5% if the earnings before taxes are greater than $3.0 million.  The Company has also agreed to provide Mr. Van Patten with a monthly car allowance of $1,000, and he will be eligible to receive management-level employee benefits.  Either party can terminate the agreement at any time without recourse.

Andrew F. Cauthen resigned as the Chief Operating Officer and President of the Company.  Mr. Cauthen will retain his position as Secretary of the Company and serve as Chief Operating Officer and President of YTB Marketing.

The Company issued a press release on October 9, 2009, announcing the above-described changes in management and the Board.  A copy of the press release is included as Exhibit 99.1 to this Form 8-K and is incorporated herein by reference.

Item 9.01.  Financial Statements and Exhibits.

No.	Description

99.1	Press release dated October 9, 2009

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

YTB INTERNATIONAL, INC.

Date: October 9, 2009	By:	/s/ John D. Clagg
Name: John D. Clagg
Title: Chief Financial Officer

EXHIBIT INDEX

No.	Description

99.1	Press release dated October 9, 2009